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                                   ORIUS CORP.

                                  June 28, 2001

Mr. William J. Mercurio
1401 Forum Way, Ste. 400
West Palm Beach, FL 33401

Dear Bill:

                  This letter sets forth our understanding of the terms on which you have resigned, and confirms your resignation, effective as of today from all of your positions as officer, employee and director of Orius Corp. ("Orius") and its subsidiaries. You and Orius are party to a Senior Management Agreement dated as of November 8, 1999, as amended (the "Employment Agreement"). On April 17, 2000 you delivered to Orius a Promissory Note in the original principal amount of $252,633.44 in connection with your purchase of Executive Shares under the Employment Agreement (the "Note"). Capitalized terms used but not defined in this letter shall have the meanings given them in the Employment Agreement.

                  By executing this letter in the space provided below, you agree with Orius, and by its signature below Orius agrees with you, as follows:

                  1. You hereby resign effective as of today from all of your positions as officer and employee of Orius and its subsidiaries. Furthermore, you hereby resign effective as of today from your position as "CEO Director" and Chairman of the Board of Orius (the term "CEO Director" having such meaning as set forth in that certain Investor Rights Agreement, dated as of November 8, 1999, as amended, by and among Orius and the securityholders of Orius listed on the signature pages thereto). However, Orius desires that you rejoin the board as a member, and you agree to rejoin the board as a member; therefore, promptly following your resignation as "CEO Director" and Chairman of the Board, the board of directors of Orius will reappoint you to the board to fill a vacancy created by an increase in the size of the board.

                  2. Though you are resigning from your positions at Orius, for all purposes of the Employment Agreement you will be treated as if you have been terminated from such positions without Cause. Consequently, if you execute and deliver to Orius the General Release attached hereto as EXHIBIT A and otherwise continue to comply with the Employment Agreement, then in accordance with Paragraph 6(b)(1) of the Employment Agreement, (a) Orius will continue to pay you, until June 28, 2003, in regular installments in accordance with Orius's payroll practices, your Base Salary of $518,175, and (b) you will be entitled to receive a pro-rata portion (i.e., 50%) of the Bonus for calendar year 2001 which you would have earned, if any, had your employment continued until December 31, 2001. Such Bonus payment (if any) will be made at the same time as it would have been made if your employment with Orius had not been terminated. The Base Salary and Bonus payable to you are referred to in this letter as "Severance Payments." In addition, in accordance with Paragraph 5(d) of the Employment Agreement, for a period of time required by applicable law or, if such time period is shorter, from the Termination Date until such date as Orius's




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Mr. William J. Mercurio
June 28, 2001
Page 2



obligation under the Employment Agreement to pay you Severance Payments ceases, Orius shall continue to pay for the health care coverage currently provided to you in its existing group medical insurance plan to the extent to which you would be entitled to such coverage under COBRA. As you are aware, Orius has no obligation to make any Severance Payments to you until you execute and deliver to Orius the General Release and only so long as you have not breached, and do not in the future breach, any provision of Paragraph 7 (Confidential Information), Paragraph 8 (Inventions and Patents) or Paragraph 9 (Non-Compete; Nonsolicitation) of the Employment Agreement. Each of these provisions will continue in full force and effect after the Termination Date.

                  3. This letter agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and both of which shall constitute the same instrument.

                  This letter does not purport to amend the Employment Agreement (except to the extent required by the first sentence of paragraph 2 above), the Note or any other agreement to which you and Orius are a party, and each of these agreements shall remain in full force and effect after the Termination Date in accordance with their terms.

                  If you have any questions regarding the terms and conditions of your termination from Orius, do not hesitate to call Thomas Hartmann of Orius at (561)687-8300.

                  Thank you.

                                        Sincerely,

                                        ORIUS CORP.


                                        By: /s/ Thomas W. Hartmann
                                            ------------------------------------
                                                Thomas W. Hartmann

                                        Its: Senior Vice President of
                                             Administration and General Counsel

Acknowledged and Agreed to
On this 28 day of June, 2001.

/s/ William J. Mercurio
----------------------------------------------
William J. Mercurio

cc:      Board of Directors, Orius Corp.

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                                                                       EXHIBIT A

                                    GENERAL RELEASE


                           I, William J. Mercurio, in consideration of and
subject to the performance by Orius Corp., a Delaware corporation (together with its subsidiaries, the "Company"), of its material obligations under the Senior Management Agreement, dated as of November 8, 1999, as amended (the "Agreement"), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its direct or indirect owners (collectively, the "Released Parties") to the extent provided below.

     (1) I understand that any payments or benefits paid or granted to me under Paragraph 6(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Paragraph 6(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

     (2) Except as provided in Paragraphs 4 and 11 below, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under:
              Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection
              Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims").

     (3) I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Paragraph 2 above.

     (4) This General Release does not waive or release any rights or claims that I may have (a) under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release or (b) for benefits to which he may be entitled under any employee plan or agreement. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).




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     (5)      In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in Paragraph 2 as of the execution of this General Release.

     (6) I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

     (7) I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Agreement.

     (8) I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

     (9) Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

     (10) I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

     (11) Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement.

     (12) Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.


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     BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

     (a)     I HAVE READ IT CAREFULLY;

     (b) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

     (c)     I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

     (d) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

     (e) I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON NOVEMBER 8, 1999 TO CONSIDER IT AND THE CHANGES MADE SINCE THE NOVEMBER 8, 1999 VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

     (f) THE CHANGES TO THE AGREEMENT SINCE NOVEMBER 8, 1999 EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

     (g) I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

     (h) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

     (i) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

Date:  June 28, 2001                         /s/ William J. Mercurio
                                             -----------------------------------
                                             William J. Mercurio